             LAFARGE CORPORATION AND SUBSIDIARIES                     EXHIBIT 11
  Computation of Net Income (Loss) per Common Equity Share           Page 1 of 2
   (Unaudited and in thousands, except per share amounts)



                                        Three Months                 Six Months                Twelve Months
                                        Ended June 30               Ended June 30              Ended June 30
                                    ---------------------       ---------------------      ---------------------
                                      1994         1993           1994         1993          1994         1993
                                    --------     --------       --------     --------      --------     --------
PRIMARY CALCULATION
- - -------------------
Net income (loss)                  $  38,129    $  22,242      $ (23,730)   $ (50,607)    $  32,774    $ (24,656)
                                    ========     ========       ========     ========      ========     ========
Weighted average number
  of common equity
  shares outstanding                  67,655       59,495         67,503       59,451        65,090       59,268

Net effect of dilutive
  stock options based on
  the treasury method                    505          367              -            -           626            -
                                    --------     --------       --------     --------      --------     --------
Weighted average number
  of common equity shares
  and share equivalents
  outstanding                         68,160       59,862         67,503       59,451        65,716       59,268
                                    ========     ========       ========     ========      ========     ========
Primary net income
  (loss) per common
  equity share                     $     .56    $     .37      $    (.35)   $    (.85)    $     .50    $    (.42)
                                    ========     ========       ========     ========      ========     ========

             LAFARGE CORPORATION AND SUBSIDIARIES                     EXHIBIT 11
    Computation of Net Income (Loss) per Common Equity Share         Page 2 of 2
     (Unaudited and in thousands, except per share amounts)



                                        Three Months                 Six Months                Twelve Months
                                        Ended June 30               Ended June 30              Ended June 30
                                    ---------------------       ---------------------      ---------------------
                                      1994         1993           1994         1993          1994         1993
                                    --------     --------       --------     --------      --------     --------
FULLY DILUTED CALCULATION
- - -------------------------
Net income (loss)                  $  38,129    $  22,242      $ (23,730)   $ (50,607)    $  32,774    $ (24,656)

Add interest expenses
  applicable to 7% Convertible
  Subordinated Debentures              1,750        1,750          3,500        3,500         7,000        7,000
                                    --------     --------       --------     --------      --------     --------
Net income (loss) assuming
  full dilution                    $  39,879    $  23,992      $ (20,230)   $ (47,107)    $  39,774    $ (17,656)
                                    ========     ========       ========     ========      ========     ========
Weighted average number
  of common equity
  shares outstanding                  67,655       59,495         67,503       59,451        65,090       59,268

Add additional shares
  assuming conversion
  of 7% Convertible
  Subordinated Debentures              4,520        4,520          4,520        4,520         4,520        4,520

Net effect of dilutive
  stock options based on
  the treasury stock method              505          367            635          333           626          316
                                    --------     --------       --------     --------      --------     --------
Weighted average number of
  common equity shares
  assuming full conversion
  of all potentially
  dilutive securities                 72,680       64,382         72,658       64,304        70,236       64,104
                                    ========     ========       ========     ========      ========     ========
Fully diluted net income
  (loss) per common
  equity share                     $     .55    $     .37      $    (.28)a  $    (.73)a   $     .57a   $    (.28)a
                                    ========     ========       ========     ========      ========     ========



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.